CONSENT


                  The undersigned hereby consents to be named as a person to be elected as a Trustee of Masters' Select Investment Trust (the "Trust")in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of the Trust.




Date: 11/5/96                                        /s/ Craig A. Litman
                                                     -------------------

                                     CONSENT


                  The undersigned hereby consents to be named as a person to be elected as a Trustee of Masters' Select Investment Trust (the "Trust")in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of the Trust.




Date: 11/7/96                                        /s/ Taylor M. Welz
                                                     ------------------

                                     CONSENT


                  The undersigned hereby consents to be named as a person to be elected as a Trustee of Masters' Select Investment Trust (the "Trust")in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of the Trust.




Date: 11/5/96                               /s/ Frederick August Eigenbrod Jr.
                                            ----------------------------------

                                     CONSENT


                  The undersigned hereby consents to be named as a person to be elected as a Trustee of Masters' Select Investment Trust (the "Trust")in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of the Trust.




Date: 11/10/96                                        /s/ A. George Battle
                                                     --------------------